Exhibit 5.1

599 LEXINGTON AVENUE  |  NEW YORK  |  NY  |  10022-6069

WWW.SHEARMAN.COM  |  T +1.212.848.4000  |  F +1.212.848.7179

May 17, 2017

Advanced Disposal Services, Inc.
 90 Fort Wade Road
Ponte Vedra, FL 32081

Advanced Disposal Services, Inc.

Ladies and Gentlemen:

We have acted as counsel to Advanced Disposal Services, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Additional Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on May 17, 2017 pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which Additional Registration Statement incorporates by reference the registration statement on Form S-3 (Registration No. 333-217875) filed with the Commission on May 11, 2017, and each amendment thereto (the “Registration Statement”), relating to the combined registration of an aggregate of up to 17,825,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”). The Shares are to be sold by the Company pursuant to the terms of an underwriting agreement to be entered into among the Company, the selling stockholders and the underwriters named therein (the “Underwriting Agreement”). The offering of the Shares will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”).

In that connection, we have reviewed originals or copies of the following documents:

(a)                                 The Additional Registration Statement and Registration Statement.

(b)                                 The Prospectus.

(c)                                  The Amended and Restated Certificate of Incorporation of the Company.

(d)                                 The Amended and Restated Bylaws of the Company.

ABU DHABI  |  BEIJING  |  BRUSSELS  |  DUBAI  |  FRANKFURT  |  HONG KONG  |  LONDON  |  MENLO PARK  |  MILAN  |  NEW YORK
PARIS  |  ROME  |  SAN FRANCISCO  |  SÃO PAULO  |  SAUDI ARABIA*  |  SHANGHAI  |  SINGAPORE  |  TOKYO  |  TORONTO  |  WASHINGTON, DC

SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS.

*DR. SULTAN ALMASOUD & PARTNERS IN ASSOCIATION WITH SHEARMAN & STERLING LLP

(e)                                  Such other corporate records of the Company, certificates of public officials and officers of the Company and such other documents and instruments as we have deemed necessary as a basis for the opinions expressed below.

For the purposes of this opinion letter, we have assumed:

(a)                                 The genuineness of all signatures.

(b)                                 The authenticity of the originals of the documents submitted to us.

(c)                                  The conformity to authentic originals of any documents submitted to us as copies.

(d)                                 As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

Our opinion set forth above is limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

This opinion letter is provided solely in connection with the sale of the Shares pursuant to the Registration Statement and the Additional Registration Statement and is not to be relied upon for any other purpose.

We hereby consent to the filing of this opinion letter as an exhibit to the Additional Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

RA/NP/DY/TM

JD